UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 19, 2015

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 (Submission of Matters to a Vote of Security Holders)

The Registrant held its annual meeting of stockholders on June 19, 2015, at which time Charles Blum, Nathan Shelton, Greggory Bigger, Mark Stubbs, Don Dickson and Thomas A. Bundros were elected to Registrant’s Board of Directors.

The appointment of Registrant’s independent auditors, Weinberg & Co., P.A., to serve as Registrant’s auditors for the year ending December 31, 2015, was ratified.

181,338,244 shares of Registrant’s common stock were entitled to vote. There were 105,532,212 shares of the Registrant’s common stock present in person and by proxy at the annual meeting, and a quorum was represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect six (6) members of Registrant’s Board of Directors.

Director	For	Withheld

Charles R. Blum	42,706,096	819,936
Nathan Shelton	42,721,080	819,936
Greggory Bigger	44,192,715	144,000
Mark Stubbs	44,901,039	44,000
Don Dickson	44,969,269	44,000
Thomas A. Bundros	44,908,269	44,000

2. Proposal to ratify the appointment of Weinberg & Co., P.A. as Registrant’s independent accountants for the year ending December 31, 2015.

For	Against	Abstain
104,975,760	289,517	266,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2015	SAVE THE WORLD AIR, INC.

	By:	/s/ Greggory Bigger
Name: Greggory Bigger Title: Chief Executive Officer